Exhibit 99.1

Stitch Fix Announces Fourth Quarter and Fiscal Year 2023 Financial Results

SAN FRANCISCO, September 18, 2023 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the trusted online personal styling service, today announced its financial results for the fourth quarter and full year of fiscal 2023 ended July 29, 2023.
“Since joining Stitch Fix in late June, I have spent time assessing every aspect of our business, operating model, and organization; getting to know what our clients feel we do well and where we can do better; and identifying opportunities to both optimize in the short term and reimagine for the future,” said Chief Executive Officer, Matt Baer. “Our current business results are not indicative of what I believe this Company can deliver, and I am committed to realizing the full potential of Stitch Fix and driving long-term, profitable growth.”
Fourth Quarter Fiscal 2023 Key Metrics and Financial Highlights
•Net revenue of $375.8 million, a decrease of 22% year-over-year
•Net loss of $28.7 million and diluted loss per share of $0.24
•Adjusted EBITDA of $10.4 million
Full Year Fiscal 2023 Key Metrics and Financial Highlights
•Net revenue of $1.6 billion, a decrease of 21% year-over-year
•Active clients of 3,297,000, a decrease of 498,000 or 13% year-over-year
•Net revenue per active client (RPAC) of $497, a decrease of 9% year-over-year
•Net loss of $172.0 million and diluted loss per share of $1.50
•Adjusted EBITDA of $16.8 million
Key Business Updates
•The fourth quarter of fiscal 2023 results exceeded expectations: Delivered revenue of $375.8 million in the fourth fiscal quarter.
•Continuing to realize the benefits of our disciplined cost management: Adjusted EBITDA of $10.4 million in the fourth fiscal quarter, which exceeded our guidance range.
•Further balance sheet strengthening: We generated positive free cash flow for the third quarter in a row, delivering $17.7 million in the fourth fiscal quarter and $38.8 million for the full fiscal year 2023. We ended the year with $257.6 million of cash, cash equivalents, and investments; and no bank debt.
•In June 2023, we announced we were entering a consultation period to explore exiting the market in the United Kingdom (“UK”). On August 24, 2023, we ended the consultation period and made the decision to exit our business in the UK and wind down our operations. We anticipate our UK business will be reported as a discontinued operation in the first quarter of fiscal 2024.
Financial Outlook
Our financial outlook for the first quarter of fiscal 2024 ending October 28, 2023 is for our business in the United States (“US”):

Q1’24
Net Revenue - US Business	$355 million - $365 million	(20)% - (18)% YoY decline
Adjusted EBITDA - US Business	$2 million - $7 million	1% - 2% margin
Our financial outlook for the full fiscal year 2024 is for our US business. Additionally, our fiscal year is a 52-week or 53-week period ending on the Saturday closest to July 31. The fiscal year 2023 was a 52-week year and the fiscal year 2024 is a 53-week year, with the extra week occurring in the fourth quarter ending August 3, 2024.

Our financial outlook for our US business contemplates the 53-week period for fiscal year 2024:

Fiscal Year 2024
Net Revenue - US Business	$1.30 billion - $1.37 billion	(18)% - (14)% YoY
(20)% - (15)% YoY adjusted to a 52-week period (1)
Adjusted EBITDA - US Business	$5 million - $30 million	0% - 2% margin
(1) Full fiscal year 2024 net revenue for the US business has been adjusted to remove the 53rd week for year-over-year comparative purposes.

We expect to recognize net revenue in the UK of approximately $7 million during the first quarter of fiscal 2024 and $8 million during the full fiscal year 2024, which reflects both sales to clients and the liquidation of inventory.
Stitch Fix has not reconciled its adjusted EBITDA outlook to GAAP net income (loss) because it does not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of restructuring and net wind-down costs associated with the UK business, net other income (expense), provision for income taxes, and stock-based compensation expense, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
Conference Call and Webcast Information
Matt Baer, Chief Executive Officer of Stitch Fix, and David Aufderhaar, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://register.vevent.com/register/BIefb1254531644c08ab19b70e535a0ed9
Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix combines the human touch of expert stylists with the precision of advanced data science to make online personal styling accessible to everyone. Stitch Fix helps millions of clients across the United States and United Kingdom find clothing and accessories they love through a unique model that can extend far beyond the closet to define the future of shopping. For more, visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call, and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and metrics for the first quarter and full fiscal year of 2024; our ability to deliver long term, profitable growth and positive free cash flow; that the richness of our data allows us to leverage our assortment to deliver compelling style and drive better margins; that we will build upon personalization algorithms, artificial intelligence, machine learning, and data science are as fundamental elements of our model; that we will introduce more people to Stitch Fix and drive market share gains; that we will further evolve the application of both artificial intelligence and human touch to advance this point of differentiation; that we will create new ways of interacting with client; that we will continue to advance our operational capabilities to be optimized for scale; that we have effectively unlocked leverage potential for our business moving forward; that the warehouse consolidation will have immediate cost savings and that having inventory in fewer warehouses will make it easier for stylists to build more relevant assortments for clients and that we will realize inventory efficiencies as we scale; that the combined, annualized cost savings related to the closure of operations in the United Kingdom and the U.S. warehouse consolidation will be approximately $50 million going forward; that we will continue to identify opportunities to improve fixed and variable costs to increase our contribution margin and fixed leverage potential; that our focus on leverage and profitability, along with the acquisition and engagement of high lifetime value clients, will allow us to maintain profitability and provides a solid foundation for our future growth strategy; and our expectations regarding advertising spend. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory levels and management; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2023. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	July 29, 2023	July 30, 2022
Assets
Current assets:
Cash and cash equivalents	$239,437	$130,935
Short-term investments	18,161	82,049
Inventory, net	137,176	197,251
Prepaid expenses and other current assets	30,014	39,456
Income tax receivable	673	27,561
Total current assets	425,461	477,252
Long-term investments	—	17,713
Income tax receivable, net of current portion	—	26,091
Property and equipment, net	79,757	103,375
Operating lease right-of-use assets	106,098	132,179
Other long-term assets	3,162	7,925
Total assets	$614,478	$764,535
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$99,317	$143,934
Operating lease liabilities	29,343	29,014
Accrued liabilities	78,795	94,416
Gift card liability	10,355	10,551
Deferred revenue	11,551	14,441
Other current liabilities	8,750	3,214
Total current liabilities	238,111	295,570
Operating lease liabilities, net of current portion	125,418	141,334
Other long-term liabilities	3,639	4,980
Total liabilities	367,168	441,884
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	615,236	522,658
Accumulated other comprehensive income (loss)	527	(3,527)
Accumulated deficit	(338,413)	(166,440)
Treasury stock at cost	(30,042)	(30,042)
Total stockholders’ equity	247,310	322,651
Total liabilities and stockholders’ equity	$614,478	$764,535

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Revenue, net	$375,798	$481,903	$1,638,423	$2,072,812
Cost of goods sold	213,058	289,240	946,902	1,164,338
Gross profit	162,740	192,663	691,521	908,474
Selling, general, and administrative expenses	193,950	291,280	869,318	1,116,519
Operating loss	(31,210)	(98,617)	(177,797)	(208,045)
Interest income	2,132	231	6,220	930
Other income (expense), net	1,041	(1,259)	1,094	(2,355)
Loss before income taxes	(28,037)	(99,645)	(170,483)	(209,470)
Provision (benefit) for income taxes	622	(3,303)	1,490	(2,349)
Net loss	$(28,659)	$(96,342)	$(171,973)	$(207,121)
Other comprehensive income (loss):
Change in unrealized gain (loss) on available-for-sale securities, net of tax	251	202	1,738	(2,050)
Foreign currency translation	908	(1,053)	2,316	(4,888)
Total other comprehensive income (loss), net of tax	1,159	(851)	4,054	(6,938)
Comprehensive loss	$(27,500)	$(97,193)	$(167,919)	$(214,059)
Net loss attributable to common stockholders:
Basic	$(28,659)	$(96,342)	$(171,973)	$(207,121)
Diluted	$(28,659)	$(96,342)	$(171,973)	$(207,121)
Loss per share attributable to common stockholders:
Basic	$(0.24)	$(0.89)	$(1.50)	$(1.90)
Diluted	$(0.24)	$(0.89)	$(1.50)	$(1.90)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	117,006,653	108,762,589	114,684,980	108,762,589
Diluted	117,006,653	108,762,589	114,684,980	108,762,589

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Twelve Months Ended
	July 29, 2023	July 30, 2022
Cash Flows from Operating Activities
Net loss	$(171,973)	$(207,121)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in inventory reserves	(17,954)	16,552
Stock-based compensation expense	104,492	128,485
Depreciation and amortization	43,296	37,185
Asset impairment	18,190	6,154
Other	2,118	(235)
Change in operating assets and liabilities:
Inventory	78,359	(2,594)
Prepaid expenses and other assets	14,459	8,110
Income tax receivables	52,979	1,069
Operating lease right-of-use assets and liabilities	(3,854)	4,301
Accounts payable	(44,256)	71,349
Accrued liabilities	(19,109)	(2,641)
Deferred revenue	(2,899)	(3,679)
Gift card liability	(197)	649
Other liabilities	4,179	(2,189)
Net cash provided by operating activities	57,830	55,395
Cash Flows from Investing Activities
Proceeds from sale of property and equipment	842	—
Purchases of property and equipment	(19,012)	(46,351)
Purchases of securities available-for-sale	(258)	(94,420)
Sales of securities available-for-sale	6,523	45,351
Maturities of securities available-for-sale	76,231	105,653
Net cash provided by investing activities	64,326	10,233
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	161	1,534
Payments for tax withholdings related to vesting of restricted stock units	(15,583)	(31,742)
Repurchase of common stock	—	(30,042)
Other	(117)	—
Net cash used in financing activities	(15,539)	(60,250)
Effect of exchange rate changes on cash and cash equivalents	1,885	(4,228)
Net increase in cash and cash equivalents	108,502	1,150
Cash and cash equivalents at beginning of period	130,935	129,785
Cash and cash equivalents at end of period	$239,437	$130,935
Supplemental Disclosure
Cash paid for income taxes	$1,111	$868
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,226	$2,443
Capitalized stock-based compensation	$6,421	$7,626

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA excludes interest income and other income (expense), net, as these items are not components of our core business;
•adjusted EBITDA does not reflect our provision (benefit) for income taxes, which may increase or decrease cash available to us;
•adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows; and
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net loss excluding interest income, other income (expense), net, provision (benefit) for income taxes, depreciation and amortization, stock-based compensation expense, and restructuring and other one-time costs. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Twelve Months Ended
(in thousands)	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Net loss	$(28,659)	$(96,342)	$(171,973)	$(207,121)
Add (deduct):
Interest income	(2,132)	(231)	(6,220)	(930)
Other (income) expense, net	(1,041)	1,259	(1,094)	2,355
Provision (benefit) for income taxes	622	(3,303)	1,490	(2,349)
Depreciation and amortization (1)	9,852	9,566	39,541	35,011
Stock-based compensation expense (2)	24,275	31,068	104,492	127,373
Restructuring and other one-time costs (3)	7,443	26,206	50,578	26,206
Adjusted EBITDA	$10,360	$(31,777)	$16,814	$(19,455)

(1) For the three months ended July 29, 2023, depreciation and amortization excluded $1.1 million reflected in “Restructuring and other one-time costs.” For the twelve months ended July 29, 2023, depreciation and amortization excluded $2.8 million reflected in “Restructuring and other one-time costs.”
(2) For the three months and twelve months ended July 30, 2022, stock-based compensation expense excluded $1.1 million reflected in “Restructuring and other one-time costs.”
(3) For the three months ended July 29, 2023, restructuring charges were $7.4 million, with no other one-time costs. For the twelve months ended July 29, 2023, restructuring charges were $44.7 million and other one-time costs were $5.8 million in retention bonuses for continuing employees. For both the three and twelve months ended July 30, 2022, restructuring charges were $17.7 million and other one-time costs were $8.5 million in retention bonuses for continuing employees.

Free Cash Flow
We define free cash flow as cash flows provided by (used in) operating activities reduced by purchases of property and equipment that are included in cash flows provided by (used in) investing activities. The following table presents a reconciliation of cash flows provided by (used in) operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Three Months Ended		For the Twelve Months Ended
(in thousands)	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Net cash provided by (used in) operating activities	$21,088	$(39,060)	$57,830	$55,395
Deduct:
Purchases of property and equipment	(3,388)	(7,670)	(19,012)	(46,351)
Free cash flow	$17,700	$(46,730)	$38,818	$9,044
Net cash provided by investing activities	$28,786	$37,247	$64,326	$10,233
Net cash used in financing activities	$(4,860)	$(3,806)	$(15,539)	$(60,250)
Operating Metrics

(in thousands)	July 29, 2023	April 29, 2023	January 28, 2023	October 29, 2022	July 30, 2022
Active clients	3,297	3,476	3,574	3,709	3,795
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period. Net revenue per active client was $497 and $546 as of July 29, 2023, and July 30, 2022, respectively.
Supplemental Unaudited Financial Information for the UK Business
On August 24, 2023, we ended the consultation period and made the decision to shut down our operations in the UK. We anticipate our UK business will be reported as a discontinued operation in the first quarter of fiscal 2024. In order to assist investors in understanding the impact of the UK business on the Company’s historical financial results, the following table provides unaudited historical financial information of our UK business, which is inclusive of related restructuring charges:

	For the Three Months Ended
(in thousands)	July 29, 2023	April 29, 2023	January 28, 2023	October 29, 2022
Revenue, net - UK Business	$11,059	$11,495	$11,496	$11,852
Gross profit - UK Business (1)	1,868	4,228	5,361	4,451
Gross margin - UK Business (1)	16.9%	36.8%	46.6%	37.6%
Selling, general, and administrative expenses - UK Business (2,3)	10,106	8,455	8,789	11,045
(1) For the three months ended July 29, 2023, gross profit includes $0.6 million of restructuring charges, recognized within cost of goods sold on the consolidated statements of operations and comprehensive loss.
(2) For the three months ended July 29, 2023, selling, general, and administrative expenses includes $4.1 million of restructuring charges.
(3) Includes depreciation and amortization expense related to the UK business of $0.2 million for the three months ended July 29, 2023, and $0.3 million for each of the three months ended April 29, 2023, January 28, 2023, and October 29, 2022.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com